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                                                                   EXHIBIT 99(c)

                      REVOCABLE PROXY/VOTING AUTHORIZATION

                            NORTHEAST FEDERAL CORP.

                             50 STATE HOUSE SQUARE
                          HARTFORD, CONNECTICUT 06103

     The undersigned hereby instructs Shawmut Bank Connecticut, N.A., as Trustee, to vote the shares of Common Stock of Northeast Federal Corp. Common Stock, par value $0.01 per share, credited to my account under the Thrift and Profit Sharing Plan for Employees of Northeast Savings, F.A. on February 10, 1995, at the Special Meeting of Stockholders to be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut on March 17, 1995, at 10:00 a.m., including any adjournments thereof on the approval of the Agreement and Plan of Merger described on the reverse side in a manner directed herein by the undersigned, and in its discretion upon such other matters as may come before the meeting, all as set forth in the Notice and the Proxy Statement/Prospectus for the meeting. The undersigned hereby authorizes Shawmut Bank Connecticut, N.A., as Trustee, to vote upon any such other matters which may properly come before the Special Meeting or any adjournments thereof in the same manner as the proxies appointed by the Board of Directors to vote proxies solicited on behalf of the Board of Directors.
                                (continued and to be signed on the reverse side)

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                                       / /  Please mark votes as in this example

THIS VOTE AUTHORIZATION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1. To approve and adopt the Agreement and Plan of Merger, dated as of June 11, 1994, by and between Shawmut National Corporation ("Shawmut") and Northeast Federal Corp. ("Northeast"), and each of the transactions contemplated thereby, including the merger of Northeast with and into a wholly-owned subsidiary of Shawmut, pursuant to which, among other things, Northeast stockholders will become Shawmut stockholders.

            FOR                    AGAINST                  ABSTAIN
            / /                      / /                      / /

2.  In their discretion upon such other business as may come before the meeting.

TRUSTEE AUTHORIZATION

I hereby authorize Shawmut Bank Connecticut, N.A., as Trustee for the Thrift and Profit Sharing Plan for Employees of Northeast Savings, F.A., to vote the shares of Common Stock of Northeast Federal Corp. credited to my account under said plan at the Special Meeting of Stockholders, in accordance with the instructions given above.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). On matters for which you do not specify a choice, your shares will be voted for Proposal 1. If any other matters are presented at the meeting, this voting authorization will be voted by the person(s) named in this voting authorization in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

                                        ----------------------------------------
                                        SIGNATURE OF STOCKHOLDER

                                        DATED:
                                               ---------------------------------

        PLEASE RETURN PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

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